THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-01    CUSIP # 126691

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCII 1, 1996
CUSIP # 126691
                                             Distribution Date         9/25/96

                                                                             SINGLE                TOTAL
4.04(i)  Reduction of the Stated Amount of Certificates                    CERTIFICATE            AMOUNT
                Class A-1 Certificates.                       SW5           $10.57016648           $389,838.31
                Class A-2 Certificates.                       SX3             0.00000000                 $0.00
                Class A-3 Certificates.                       SYI            $2.20266546           $103,635.41
                Class A-4 Certificates.                       SZ8            $0.00000000                 $0.00
                Class A-5 Certificates.                       TA2            $0.00000000                 $0.00
                Class A-6 Certificates.                       TBO            $0.73743455             $8,111.78
                Class A-7 Certificates.                       N/A            $0.00000000                 $0.00
                Class X Certificates.                         TD6            $0.00000000                 $0.00
                Class A-R Certificates.                       TE4            $0.00000000                 $0.00
                Class PO Certificates.                        TC8            $0.94401091               $505.60
                Class B-1 Certificates.                       TF1            $0.73743544             $2,912.87
                Class B-2 Certificates.                       TG9            $0.73743259             $1,941.66
                Class B-3 Certificates.                       TH7            $0.73743437             $1,488.88
                Class B-4 Certificates.                                      $0.73743736               $647.47
                Class B-5 Certificates.                                      $0.73743346               $387.89
                Class B-6 Certificates.                                      $0.73743805               $390.52

                                                                           Total                    509,860.39
         Aggregate amount of any Principal Prepayments                                              127,354.07


                                                                             SINGLE                TOTAL
4.04(ii) Amounts distributed representing interest                         CERTIFICATE            AMOUNT
                Class A-1 Certificates.                                      $5.27066972           $194,387.57
                Class A-2 Certificates.                                      $5.58336521            $86,988.83
                Class A-3 Certificates.                                      $5.48393900           $258,019.33
                Class A-4 Certificates.                                      $5.24137105            $15,100.39
                Class A-5 Certificates.                                      $5.61575495            $16,178.99
                Class A-6 Certificates.                                      $6.01988727            $66,218.76
                Class A-7 Certificates.                                      $5.53182943           $266,849.92
                Class X Certificates.                                        $0.40645898            $60,276.90
                Class A-R Certificates.                                      $0.00000000                 $0.00
                Class PO Certificates.                                       $0.00000000                 $0.00
                Class B-1 Certificates.                                      $6.01988608            $23,778.55
                Class B-2 Certificates.                                      $6.01988606            $15,850.36
                Class B-3 Certificates.                                      $6.01988608            $12,154.15
                Class B-4 Certificates.                                     $10.04840304             $5,285.46
                Class B-5 Certificates.                                      $6.01988593             $3,166.46
                Class B-6 Certificates.                                      $6.01988662             $3,187.91

                                                                           Total                  1,027,443.58

4.04(iii)       Amount of shortfall which is less than the
                full amount that would be distributed:
                Principal                                                  0.00
                Interest                                                   0.00

4.04(iv) Stated Amount of Certificates after this Distribution ORIGINAL          SINGLE               TOTAL
                                                            BALANCE            CERTIFICATE           AMOUNT
                Class A-1 Certificates.                    $36,881,000.00       $947.73339850     $34,953,355.47
                Class A-2 Certificates.                    $15,580,000.00     $1,000.00000000     $15,580,000.00
                Class A-3 Certificates.                    $47,050,000.00       $972.71982508     $45,766,467.77
                Class A-4 Certificates.                     $2,881,000.00       $898.52072544      $2,588,638.21
                Class A-5 Certificates.                     $2,881,000.00       $898.52072544      $2,588,638.21
                Class A-6 Certificates.                    $11,000,000.00       $995.65766000     $10,952,234.26
                Class A-7 Certificates.                    $48,239,000.00       $996.26850577     $48,058,996.45
                Class X Certificates.                     $148,297,622.57       $975.55504291    $144,672,493.55
                Class A-R Certificates.                         $1,000.00         $0.00000000              $0.00
                Class PO Certificates.                        $535,587.03       $984.89100828        $527,494.85
                Class B-1 Certificates.                     $3,950,000.00       $995.65765823      $3,932,847.75
                Class B-2 Certificates.                     $2,633,000.00       $995.65766046      $2,621,566.62
                Class B-3 Certificates.                     $2,019,000.00       $995.65766221      $2,010,232.82
                Class B-4 Certificates.                       $878,000.00       $995.65765376        $874,187.42
                Class B-5 Certificates.                       $526,000.00       $995.65766160        $523,715.93
                Class B-6 Certificates.                       $529,563.13       $995.65766597        $527,263.59

                                                                                Total             171,505,639.35

4.04(v)   The Pool Stated Principal Balance for the
          following Distribution Date:                           171,505,639.35

4.04(vi)  Senior Percentage for the following
          Distribution Date                                    93.876068072212%
          Subordinated Percentage for the following
          Distribution Date                                     6.123931927788%

4.04(vii) Amount of the Master Servicing Fees paid to or
          retained by the Master Servicer with respect
          to such Distribution Date                                   44,608.99

4.04(viii)      Pass-Through Rate for each such Class of Certificates
                Class A-1 Certificates.                                                                 6.60000%
                Class A-2 Certificates.                                                                 6.70000%
                Class A-3 Certificates.                                                                 6.75000%
                Class A-4 Certificates.                                                                 7.00000%
                Class A-5 Certificates.                                                                 7.50000%
                Class A-6 Certificates.                                                                 7.25000%
                Class A-7 Certificates.                                                                 7.25000%
                Class X Certificates.                                                                   0.49854%
                Class A-R Certificates.                                                                 7.25000%
                Class PO Certificates.                                                                  0.00000%
                Class B-1 Certificates.                                                                 7.25000%
                Class B-2 Certificates.                                                                 7.25000%
                Class B-3 Certificates.                                                                 7.25000%
                Class B-4 Certificates.                                                                 7.25000%
                Class B-5 Certificates.                                                                 7.25000%
                Class B-6 Certificates.                                                                 7.25000%

4.04(ix) Amount of Advances included in the distribution
         on this Distribution Date                                    11,173.83
         Aggregate amount of Advances outstanding as of
         the close of business on such Distribution Date.             16,334.85

4.04(x)  A.   The number and aggregate principal amounts of Mortgage Loans delinquent
                                                            30 to 59 days                   3         755,672.91
                                                            60 to 89 days                   2         678,551.13
                                                               90 or more                   0               0.00


         B.   The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
                                                           In Foreclosure                   0               0.00

4.04(xi)   Loan number and Stated Principal Balance for any
           Mortgage loan that became an REO Property during
           the preceding calendar month.                                   0.00

4.04(xii)  Total  number and  principal  balance of any REO
           Properties as of the close  of business  on the
           Determination Date preceding such Distribution Date.            0.00

4.04(xiii) Senior Prepayment Percentage for following
           Distribution Date                                  100.000000000000%

4.04(xiv)  Aggregate amount of Realized Losses incurred
           during preceding month                                          0.00
           Aggregate amount of Realized Losses through
           Distribution Date                                               0.00

4.04(xv)   Special Hazard Loss Coverage Amount                     3,760,049.30
           Required Fraud Loss Coverage                            8,000,007.24
           Current Bankruptcy Coverage                                50.000.00